Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-190625) on Form S-8 of CU Bancorp of our report dated March 13, 2014, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of CU Bancorp for the year ended December 31, 2013.

/s/ McGladrey LLP
/s/ McGladrey LLP

Irvine, California

March 13, 2014